UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2013

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Heat Biologics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-35994	26-2844103
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

100 Europa Drive

Chapel Hill, NC 27517

(Address of Principal Executive Office) (Zip Code)

(919) 240-7133

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2013, the Board of Directors of Heat Biologics, Inc. (the “Company”) voted to increase the size of the Board of Directors to six and appointed Louis C. Bock to fill the vacancy on the Board. Mr. Bock has been named to serve on the audit committee of the Board to replace Mr. Wolf. Mr. Bock qualifies as an “audit committee financial expert” as that term is used in Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Bock is independent in compliance with the applicable rules of the NASDAQ. For his service as directors of the Company, Mr. Bock will receive the Company’s standard compensation applicable to nonemployee directors.

There are no family relationships between Mr. Bock and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer. Additionally, there have been no transactions involving Mr. Bock that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01

Other Events.

On September 25, 2013 the Company issued a press release announcing the appointment of Mr. Bock as a director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 25, 2013*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 25, 2013	HEAT BIOLOGICS, INC.

	By:	/s/ Jeff Wolf
	Name:	Jeff Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 25, 2013